UNITED STATES
            SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549


                        FORM 8-K

                     CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the
             Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): May 29, 1998


                REPTRON ELECTRONICS, INC.
 (Exact name of registrant as specified in its charter)

Florida                33-75040                   38-2081116
	(State or other   (Commission File Number) (IRS Employer
jurisdiction                               Identification No.)
of incorporation)


         14401 McCormick Drive, Tampa, Florida 33626
(Address of principal executive offices)    (Zip Code)


Registrant's telephone number, including area code:(813)854-2351


                               N/A
    (Former name or former address, if changed since last report)

      This Report on Form 8-K contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Additional written or oral forward-looking statements may be made by the Company from time to time, in filings with the Securities Exchange Commission or otherwise. Statements contained herein that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions described above. Forward-looking statements may include, but are not limited to, projections of revenues, income or losses, capital expenditures, plans for future operations, the elimination of losses under certain programs, financing needs or plans, compliance with financial covenants in loan agreements, plans for sale of assets or businesses, plans relating to products or services of the Company, assessments of materiality, predictions of future events, and the effects of pending and possible litigation, as well as assumptions relating to the foregoing. In addition, when used in this discussion, the words "anticipates," "estimates," "expects" "interests," "plans" and variations thereof and similar expressions are intended to identify forward-looking statements.

       Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified based on current expectations. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements contained herein. Readers are cautioned not to place undue reliance on any forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unexpected events.

Item 2.       Acquisition or Disposition of Assets.

      On May 29, 1998, Reptron Electronics, Inc. ("Company") completed the previously announced acquisition of Hibbing Electronics Corporation ("Hibbing"), a wholly-owned subsidary of HECO Holding Corporation, pursuant to an Agreement and Plan of Merger between the Company, Lake Huron Investment Corporation, HECO Holding Corporation, OECO LLC and, for the limited purposes specified in the agreement, John F. Lillicrop, as shareholder representative (the "Agreement"). Hibbing, a Minnesota corporation, is a business that provides high complexity contract manufacturing services for low to medium volume customers. The Company operates from two contract manufacturing facilities, a 110,000 square foot facility at their corporate headquarters in Hibbing, Minnesota and, through it's subsidiary, Hibbing Electronics, Inc., another 27,000 square foot facility in Gaithersburg, Maryland. The purchase price was $29.7 million in cash, and the assumption of approximately $11 million in debt, and was determined through arm's-length negotiations by the parties. The transaction was financed with proceeds from the Company's convertible debt offering of 6.75% convertible subordinated notes due in 2004. Hibbing will become a part of Reptron's K-Byte Manufacturing division.

      The foregoing is subject to the actual provisions of the Agreement, which is incorporated herein by reference.


Item 7.  Financial Statements and Exhibits.

      (a) Financial Statements of Businesses Acquired. It is impracticable to provide the financial statements relative to the acquired businesses described in Item 2 at the time this report on Form 8-K is filed. The Registrant intends to file the required financial statements as soon as practicable, but no later than 60 days from the date of this filing.

      (b) Pro Forma Financial Information. It is impracticable to provide the pro forma financial information relative to the acquired business as described in Item 2 at the time this report on Form 8-K is filed. The Registrant intends to file the require pro forma financial information as soon as practicable, but no later than 60 days from the date of filing.

      (c)    Exhibits.

(PRIVATE) Exhibit               Description
          Number
            2.1 Agreement and Plan of Merger, dated May 6, 1998, by and among Reptron Electronics, Inc., Lake Huron Investment Corporation, HECO Holding Corporation, OECO LLC and, for the limited purposes specified in the Agreement, John F. Lillicrop, as shareholder representative.
            2.2 Amendment No. 1 to Agreement and Plan of Merger, dated May 28, 1998, by and among Reptron Electronics, Inc., Lake Huron Investment Corporation, HECO Holding Corporation, OECO LLC, and a shareholder representative.

            2.3 Escrow Agreement, dated May 29, 1998, by and among Reptron Electronics, Inc., HECO Holding Corporation, OECO LLC, John F. Lillicrop and
                     NationsBank, N.A.


                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               REPTRON ELECTRONICS, INC.
                              (Registrant)


                               By:  /S/MICHAEL BRANCA
                               Michael Branca, Chief Financial
                               Officer



                               Date:  June 12, 1998